Exhibit 32. Certification of Chief Executive Officer and Chief Financial Officer of
Atlantic Coast Federal Corporation Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Robert J. Larison, Jr., President and Chief Executive Officer, and Dawna R. Miller, Senior Vice President and Chief Financial Officer of Atlantic Coast Federal Corporation (the “Company”), each certify in his / her capacity as an officer of the Company that he /she has reviewed the Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 2007 and that to the best of his /her knowledge:

-	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934, and

-	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: November 14, 2007

/s/ Robert J. Larison, Jr	/s/ Dawna R. Miller
Robert J. Larison, Jr.	Dawna R. Miller
President and Chief Executive Officer	Senior Vice President and Chief Financial Officer
.